Exhibit 3.2

BYLAWS

OF

ARMO BIOSCIENCES, INC.

ARTICLE I

Offices

Section 1.1.    Registered Office. The address, including street, number, city, and count, of the registered office of ARMO BioSciences, Inc. (the “Corporation”) in the State of Delaware is c/o the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Trust Company.

Section 1.2.    Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1.    Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be determined by the Board of Directors, by resolution, and set forth in the notice of such meeting.

Section 2.2.    Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by resolution of the Board of Directors, the president or the secretary, to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors shall determine and set forth in the notice of such meeting.

Section 2.3.    Notice of Meeting. Written notice of every meeting of stockholders stating the date and time when, and the place where, such meeting is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, except as otherwise provided by law. The purpose or purposes for which such meeting is called may, in the case of an annual meeting, and shall in the case of a special meeting, also be stated in such notice. No business other than that stated in the notice shall be transacted at any meeting without the unanimous written consent of all of the stockholders entitled to vote thereat. If mailed, such notice shall be directed to a stockholder at such stockholder’s address as it shall appear on the stock books of the Corporation, unless such stockholder shall have filed with the president or secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a stockholder at the meeting shall be deemed equivalent to a written waiver of notice of such meeting.

Section 2.4.    Quorum. The presence at any meeting of stockholders, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 2.5.    Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a meeting of stockholders, may adjourn such meeting from time to time until a quorum shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 2.6.    Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question.

Section 2.7.    Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such stockholder’s duly authorized attorney and provided that no proxy shall be voted after three years from its date unless such proxy provides for a longer period.

ARTICLE III

Board of Directors

Section 3.1.    Number. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of directors shall initially be three and may thereafter be fixed from time to time by the Board of Directors. A director need not be a stockholder.

Section 3.2.    Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until such Director’s successor shall have been elected and qualified or until such Director’s earlier death, resignation or removal in the manner hereinafter provided.

Section 3.3.    Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

Section 3.4.    Regular Meetings. The newly elected directors may hold their first meeting for the purpose of organization, for the election of officers and for the transaction of such other business as may properly come before such meeting, if a quorum be present, immediately after the annual meeting of the stockholders; or the time an dplace of such meeting may be fixed by consent of all of the directors. The Board of Directors by resolution may provide for the holding of other regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to such director at such director’s residence or usual place of business.

Section 3.5.    Special Meetings. Special meetings of the Board of Directors shall be held upon call by or at the direction of the president or the secretary of the Corporation. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least one day before the day on which the meeting is to be held, or shall be sent to such director at such place by electronic mail, telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation or these Bylaws.

Section 3.6.    Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting.

Section 3.7.    Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. The Board of Directors may also act without a meeting so long as such action is taken with the unanimous written consent of the Board of Directors.

Section 3.8.    Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.9.    Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10.    Removal of Directors. At any annual or special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.3.

Section 3.11.    Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.12.    General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these Bylaws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these Bylaws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders. Notwithstanding anything in these Bylaws to the contrary, except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ power to manage the business and affairs of the Corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

ARTICLE IV

Committees of the Board

Section 4.1.    Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of such committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member.

Section 4.2.    Executive Committee. If an Executive Committee is designated by the Board of Directors in accordance with the provisions of Section 4.1 hereof, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, declaring a dividend or authorizing the issuance of stock. The provisions of Article III of these Bylaws shall apply to the Executive Committee.

Section 4.3.    Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to such member at such member’s residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by electronic mail, telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to such member personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these Bylaws. Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

Section 4.4.    Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

Section 4.5.    Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.6.    Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

Section 4.7.    Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 4.8.    Compensation. Directors shall not receive any stated salary for their services as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V

Officers

Section 5.1.    Officers. The Corporation shall have such officers as are appointed from time to time by the Board of Directors.

Section 5.2.    Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.3) shall be elected by the Board of Directors. Each such officer shall hold such office until such officer’s successor shall have been elected and shall qualify, or until such officer’s death, or until such officer shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

Section 5.3.    Subordinate Officers and Agents. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 5.4.    Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5.    Removal. Any officer may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 5.6.    Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

Section 5.7.    General Duties of Officers. Each officer shall perform those duties and have such powers as from time to time may be assigned to him by the Board of Directors.

Section 5.8.    Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 5.3. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE VI

Execution of Instruments and Deposit of Corporate Funds

Section 6.1.    Execution of Instruments Generally. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 6.2.    Borrowing. No loans or advance shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 6.3.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 6.4.    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined the Board of Directors.

Section 6.5.    Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board of Directors.

Section 6.6.    Other Contracts and Instruments. All other contracts and instruments binding the Corporation shall be executed in the name and on the behalf of the Corporation by those officers, employees or agents of the Corporation as may be authorized by the board of Directors. That authorization may be general or confirmed to specific instances.

ARTICLE VII

Miscellaneous

Section 7.1    Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors. Corporate Seal

Section 7.2    Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

Section 7.3    Certificates of Stock. Each stockholder shall be entitled to a certificate of stock certifying the number of shares owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

Section 7.4    Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

Section 7.5    Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 7.6    Dividends. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

Section 7.7    Fiscal Year. The fiscal year of the Corporation shall end on December 31.

ARTICLE VIII

Amendments

Section 8.1    All Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.

ARTICLE IX

Action Without A Meeting

Section 9.1    Any action which might have been taken under these Bylaws by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed and dated by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that prompt notice shall be given to those stockholders who have not so consented if less than unanimous written consent is obtained. Any action which might have been taken under these Bylaws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

ARTICLE X

Indemnification

Section 10.1.    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 10.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 10.2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 10.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 10.3.    Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 10.1 or Section 10.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 10.1 or Section 10.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 10.4.    Good Faith Defined. For purposes of any determination under Section 10.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 10.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 10.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 10.1 or 10.2, as the case may be.

Section 10.5.    Right of Claimant to Bring Suit. Notwithstanding any contrary determination in the specific case under Section 10.3, and notwithstanding the absence of any determination thereunder, if a claim under Sections 10.1 or 10.2 of the Article VII is not paid in full by the Corporation within (i) ninety (90) days after a written claim for indemnification has been received by the Corporation, or (ii) thirty (30) days after a written claim for an advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 10.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law.

Section 10.6.    Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article X.

Section 10.7.    Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to Section 10.11, indemnification of the persons specified in Sections 10.1 and 10.2 shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Section 10.1 or 10.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 10.8.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X.

Section 10.9.    Certain Definitions. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

Section 10.10.    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.11.     Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 10.5), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit or proceeding (or part thereof): (a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); (c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); (d) initiated by such person, including any action, suit or proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the action, suit or proceeding (or relevant part thereof) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 10.5 or (iv) otherwise required by applicable law; or (e) if prohibited by applicable law.

Section 10.12.     Contract Rights. The obligations of the Corporation under this Article X to indemnify, and advance expenses to, a person who is or was a director or officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article X shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.